Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Third Quarter 2024 Results

Newton, MA (November 4, 2024):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended September 30, 2024, which can be found at the Quarterly Reports section of DHC's website at https://www.dhcreit.com/investors/financial-information/quarterly/default.aspx.
A conference call to discuss DHC's third quarter 2024 financial results will be held on Tuesday, November 5, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 2948330. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC.
About Diversified Healthcare Trust:
DHC is a real estate investment trust focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of September 30, 2024, DHC’s approximately $7.2 billion portfolio included 368 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 8.2 million square feet of medical office and life science properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with nearly $41 billion in assets under management as of September 30, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Contact:
Timothy Bonang, Senior Vice President
(617) 796-8234